UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2020

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020 the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of its Compensation, Nominating and Corporate Governance Committee, appointed Dennis V. Arriola as Chief Executive Officer of the Corporation, effective July 20, 2020. Mr. Arriola will succeed James Torgerson, who will retire as the Corporation’s Chief Executive Officer on June 23, 2020, the day after the 2020 annual meeting of shareholders. In connection with Mr. Arriola’s appointment as CEO, the Board elected Mr. Arriola to the Board and the Executive Committee of the Board, effective July 20, 2020.

Mr. Arriola, age 59, joins the Corporation from Sempra Energy (“Sempra”), a publicly traded energy infrastructure company, where he currently serves as executive vice president and group president, and chief sustainability officer. Previously, he served as chairman, president and CEO of Southern California Gas Co. (“SoCalGas”), one of Sempra’s regulated California utilities. Mr. Arriola spent most of the past 25 years in a broad range of leadership roles for the Sempra companies including as chief executive officer of SoCalGas, senior vice president and chief financial officer of both San Diego Gas & Electric and SoCalGas, vice president of communications and investor relations for Sempra, and regional vice president and general manager of Sempra’s South American operations. From 2008 to 2012, Mr. Arriola worked as executive vice president and chief financial officer for SunPower Corp., a Silicon Valley based solar technology company. Mr. Arriola serves on the board of directors for the California Latino Economic Institute, the U.S. Chamber of Commerce, and previously served on the board of the California Business Roundtable. Mr. Arriola also serves on the boards of directors for several Sempra operating companies, including Infraestructura Energética Nova (IEnova ), a publicly traded company in Mexico, and Chilquinta Energía in Chile. Mr. Arriola holds a bachelor’s degree in economics from Stanford University and a master’s degree in business administration from Harvard University.

There is no arrangement or understanding between Mr. Arriola and any other person pursuant to which he was selected for his position. There are no family relationships between Mr. Arriola and any director or executive officer of the Corporation. Mr. Arriola has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 11, 2020, Avangrid Management Company, LLC (“AMC”), a wholly-owned subsidiary of the Corporation, entered into an employment agreement (the “Employment Agreement”) with Mr. Arriola in connection with his appointment as Chief Executive Officer. Pursuant to the terms of the Employment Agreement, Mr. Arriola will receive an annual base salary of $1,100,000.00, subject to annual review. Mr. Arriola will be eligible to participate in the Corporation’s Executive Variable Pay (“EVP”) Plan with an annual incentive target equal to 100% of his annual base salary and a maximum incentive opportunity of 200% of his annual base salary. Mr. Arriola will be eligible to participate in the Corporation’s 2020 – 2022 Long-Term Incentive Plan and will receive a grant of 250,000 performance share units with respect to the 2020 – 2022 performance period, which will be paid out in three equal annual installments over a subsequent three-year payment period subject to continued employment and the achievement of certain predetermined performance metrics during the performance period. Mr. Arriola will receive a grant of 17,500 time-based restricted stock units in January 2021 and a grant of 17,500 time-based restricted stock units in January 2022, subject to Mr. Arriola’s continued employment with the Corporation. In addition, Mr. Arriola will receive a special one-time transition and employment inducement award that will be paid in four installments, subject to continued employment with the Corporation through each respective payment date, as follows: (i) $300,000 following commencement of Mr. Arriola’s employment, (ii) $1,000,000 in January 2021, (iii) $1,000,000 in January 2022, and (iv) $1,000,000 in January 2023. He will also be eligible to participate in the Corporation’s other employee benefit and welfare plans and arrangements on the same terms as the Corporation’s other executive officers.

In the event Mr. Arriola’s employment is terminated by the Corporation without Cause or by Mr. Arriola for Good Reason (as such terms are defined in the Employment Agreement), Mr. Arriola would receive a lump sum payment equal to Mr. Arriola’s prorated annual EVP Plan award for the year of termination and a severance payment equal to one times his annual salary and target EVP Plan award, accelerated vesting of certain equity awards, plus reimbursement for up to twelve months of the cost of COBRA premiums for continued health benefit coverage for Mr. Arriola and his dependents.

In the event Mr. Arriola’s employment is terminated by the Corporation without Cause or by Mr. Arriola for Good Reason within twelve months of a Change in Control (as such term is defined in the Employment Agreement), Mr. Arriola would receive a lump sum payment equal to Mr. Arriola’s prorated annual EVP Plan for the year of termination and a severance payment equal to two times his annual salary and target EVP Plan award, accelerated vesting of certain equity awards, plus reimbursement for up to twelve months of the cost of COBRA premiums for continued health benefit coverage for Mr. Arriola and his dependents.

The agreement also includes customary confidentiality, non-competition, and non-solicitation provisions.

The foregoing description is only a summary of the material provisions of the Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, copy of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ending June 30, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 15, 2020.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: June 15, 2020

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